SEC Form 3, Form 4 and Form 5 and Application for EDGAR Access
 (Form ID) Confirmation of Authority to Sign

Pursuant to Instruction 7 to SEC "Form 3 - Initial Statement of Beneficial Ownership of Security," "Form 4--Statement of Changes in Beneficial Ownership" and "Form 5 - Annual
Statement of Beneficial Ownership of Securities" the undersigned, being the Treasurer, Controller and Managing Director of Babson Capital Management LLC, Corporate Investors and MassMutual Participation Investors (each, a "Trust"), hereby appoint and designate Sara Stinson, Mark Godin, Melissa Busso, Ruth Howe,Ann Malloy and Melissa LaGrant and each of them singly, my true and lawful power of attorney with full power to (a) apply for access to the EDGAR filing system in my name and (b) sign for me and file with the Securities and Exchange Commission, the New York Stock Exchange and the Trust said SEC Forms 3 4 and/or 5 with respect to shares of the Trust purchased or sold by the undersigned or any other change of beneficial ownership relating to equity or derivative securities of the Trust required to be reported by the undersigned.

This authorization shall remain in effect until a written revocation is executed by the undersigned and filed with the Securities and Exchange



Signature and Date:                        January 1, 2008
                 ------------------------------------------


Title:   Treasurer, Controller and Managing Director Of
         Babson Capital Managment LLC, the Investment
         Advisor to MassMutual Corporate Investors and
         MassMutual Participation Investors.